UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 26, 2025

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc.	Delaware	81-3881866
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702)876-7237

001-7850	Southwest Gas Corporation	California	88-0085720
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
In accordance with that
certain
Amended and Restated Cooperation Agreement, dated October 14, 2025 (the “Cooperation Agreement”), Southwest Gas Holdings, Inc. (the “Company”) and Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”) entered into a registration right
s
agreement on November 26, 2025 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, and subject to certain exceptions, the Company agreed to grant the Icahn Group certain customary shelf, underwritten offering and piggy-back registration rights.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 26, 2025, the Company and Southwest Gas Corporation (together, the “Companies”) appointed Mr. Justin S. Forsberg as Senior Vice President/Chief Financial Officer effective December 1, 2025. Mr. Forsberg, age 50, has served as Vice President/Investor Relations of the Companies, since August 2023 and as Vice President/Investor Relations and Treasurer of the Companies since April 2024. From December 2010 to August 2023, Mr. Forsberg served in various accounting and finance roles at IDACORP, Inc. and Idaho Power Company, most recently having served as Director of Investor Relations & Treasury from May 2019 to August 2023. Before joining IDACORP, Justin worked at Deloitte & Touche LLP from May 2003 to December 2010, ultimately serving in the role of Manager. Mr. Forsberg is a Certified Public Accountant in the state of Idaho and holds a Bachelor of Science in Accounting and a Masters in Accounting from Brigham Young University.
Mr. Forsberg will receive an increased annual salary of $500,000 effective December 1, 2025. He will be eligible for annual cash incentive awards and long-term equity incentive awards, and will participate in other compensation and benefit programs at levels consistent with his position and scope of responsibilities. In connection with Mr. Forsberg’s appointment, Mr. Forsberg and the
Companies
will amend the existing Change in Control Agreements such that Mr. Forsberg’s Change in Control Agreements are substantially in the same form as those with the Companies’ other executive officers. Mr. Forsberg is party to indemnification agreements substantially in the same form as the Companies’ other executive officers.
No family relationships exist between Mr. Forsberg and any of the Companies’ directors or executive officers or any person nominated or chosen by the Companies to become a director or executive officer. There are no arrangements or understandings between Mr. Forsberg and any other person pursuant to which Mr. Forsberg was selected as an officer, nor are there any transactions to which the Companies are or were a participant and in which Mr. Forsberg has or had a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation
S-K.

Item 8.01	Other Events
Concurrently with this Current Report on Form 8-K, the Company is filing a prospectus supplement (the “Resale Prospectus Supplement”) to the prospectus contained in its effective Registration Statement on Form
S-3ASR
(File
No. 333-275774)
to register the resale, from time to time, of shares of the Company’s common stock, par value $1.00 per share, held by the selling stockholders named therein (the “Shares”), pursuant to the Registration Rights Agreement. The Company will not receive any proceeds from the sale of any Shares by the selling stockholders from time to time pursuant to the Resale Prospectus Supplement.

A copy of the opinion of Morrison & Foerster LLP relating to the Shares is attached to this Current Report on Form
8-K
as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits .
(d) Exhibits

Exhibit No.	Description

10.1*	Registration Rights Agreement, dated as of November 26, 2025, by and among the Icahn Group and the Company.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

November 26, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary

SOUTHWEST GAS CORPORATION

November 26, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary